As  filed with the Securities and Exchange  Commission on September 17, 1999
                                                   Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1933
                      ------------------------------------
                                LOCH ENERGY, INC.
             (Exact name of Registrant as specified in its charter)

     Texas                           1311                    75-1657943
(State or other jurisdiction   (Primary Standard           (I.R.S. Employer
 of incorporation or            Industrial Classification   Identification
 organization)                  Code Number)                 Number)

       202 South Dixon, Suite 204                      Glenn L. Loch
       Gainesville, Texas   76240               202 South Dixon, Suite 204
             (940) 668-1271                     Gainesville, Texas   76240
     (Address, and telephone number                   (940) 668-1271
     of principal executive offices)        (Name, address and telephone number
                                                   of agent for service)

                                   Copies to:
                             Margaret C. Fitzgerald
                            Brewer & Pritchard, P.C.
                             1111 Bagby, 24th Floor
                              Houston, Texas 77002
                              Phone (713) 209-2913
                            Facsimile (713) 209-2923
                              ---------------------
         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             ----------------------
                          CALCULATION OF REGISTRATION FEE

Title of Each Class    Amount    Proposed Maximum  Proposed Maximum   Amount of
  of Securities To      Being     Offering Price      Aggregate     Registration
    Be Registered    Registered    Per Share(1)       Offering           Fee
    -------------    ----------    ------------       Price(1)(2)   -----------
                                                    -----------
 Common Stock to
 be Distributed       1,295,286        $.06           77,717.16         $100
                  --------------     --------       -------------    ---------
TOTAL                 1,295,286        $.06           77,717.16         $100
                  ==============     ========       =============    ==========

(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2)The book value of the common stock, calculated pursuant to Rule 457(f).
-------------------------
  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                                LOCH ENERGY, INC.



              Distribution of 1,295,286 Shares as a stock dividend


         Design Automation Systems, Inc. ("DASI"), our parent company, has decided to distribute 1,295,286 shares, consisting of a majority of our securities, as a stock dividend to DASI stockholders of record as of December 2, 1998. This distribution will constitute our initial public offering.

         Neither the Nasdaq Stock Market nor any national securities exchange lists our common stock. Prior to this offering, there has been no public market for our common stock. There can be no assurance that a market for our securities will develop.


         This investment involves a high degree of risk. See "Risk Factors" beginning on page 5.

                              --------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------








                The date of this prospectus is September 17, 1999

                                TABLE OF CONTENTS

                                                                         Page

Prospectus Summary..........................................................1
Questions and Answers Concerning the Rights Offering and
 Stock Distribution.........................................................2
Risk Factors................................................................3
  We have a history of losses and we anticipate losses until at least the year 2000....................................................3
  Our working capital requirements may require us to pursue
  additional financing......................................................3
  Historically, oil and gas prices and markets have been volatile, and they are likely to continue to be volatile in the future. The volatility of oil and gas process may have an adverse effect on our operations.........................................................4
 Capital Requirements and Liquidity.........................................4
 Limited State Registration.................................................4
 Our future success will depend upon our ability to find, develop or acquire additional oil and gas reserves at prices that permit profitable operations......................................................5
 Our future success is dependent upon the success of our exploratory drilling activities........................................................5
 Our operations are subject to all of the operating hazards and risks normally incident to drilling for and producing oil and gas............... 5
 Our insurance may not adequately cover us against all operating hazards associated with drilling...................................................5
 Our utilization of 3-D seismic surveys may be unreliable...................6
 Harm to producing properties could have a material adverse effect on our business............................................................6
 Competition for desirable properties suitable for exploration or acquisition is high........................................................6
 Our oil and gas reserve estimates may be imprecise as we are relying on the judgment of petroleum engineers.....................................6
 Our business is subject to government regulation...........................6
 We may be liable for environmental clean up costs, regardless of whether we are responsible for the release of any hazardous substance..............7
 We may not be able to successfully or economically defend title to our properties..........................................................7
 Under joint operating agreements in which we are the operator, we are at risk if one of the joint owners does not reimburse its share of costs...7
Plan of Distribution........................................................8
Federal Income Tax Consequences of the Distribution.........................9
Our Special Note Regarding Forward-Looking Statements.......................9
Use of Proceeds.............................................................9
Dividend Policy............................................................10
Capitalization.............................................................10
Management's Discussion and Analysis of Financial Condition and
Results of Operation.......................................................10
Impact of Year 2000........................................................13
Business...................................................................14
Legal Proceedings..........................................................20
Management.................................................................20
Executive Compensation ....................................................20
Certain Transactions and Related Transactions..............................21
Principal Stockholders.....................................................21
Description of Securities..................................................21
Shares Available For Future Sale...........................................22
Market For Common Stock and Related Stockholder Matters....................23
Experts....................................................................23
Legal Matters..............................................................23
Where You Can Find More Information........................................23

  The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement field with the Securities and Exchange Commission is effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities, or components of these securities, in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

  We have not applied to register the shares in any state. An exemption from registration will be relied upon in the states where share are distributed, and the shares may only be traded in such jurisdictions after compliance with applicable securities laws. There can be no assurances that the shares will be eligible for sale or resale in such jurisdictions. We may apply to register the shares in several states for offer hereunder or for secondary trading, however we are under no requirement to do so. Rather, we retain the option and anticipate that we will pay the dividend in cash rather than in share to holders of DASI common stock that reside in states which do not provide for an exemption from state registration for this offering.

                              ABOUT THIS PROSPECTUS

         You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus.




                               PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully.






                 KEY FACTS ABOUT OUR COMPANY AND THIS PROSPECTUS





Our Company...............We are engaged in exploration for and development of oil and gas reserves, primarily onshore in the Midwestern and Southwestern areas of the United States.

Our Address...............202 South Dixon, Suite 204, Gainesville, Texas 76240.

Our Phone Number..........(940) 668-1271.

Common Stock Outstanding..2,445,286 shares

Shares to be Distributed..1,295,286 shares

Common Stock Outstanding
After Dividend............2,445,286  shares,  the  number  of  shares to be distributed may be adjusted if DASI issues the dividend in cash as permitted.

No Proceeds...............We nor DASI will receive any proceeds from this distribution.

Market for  Company
Securities................There is  currently  no market  for  our  securities, and there is no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic, and highly volatile.


--------------

                             SUMMARY FINANCIAL DATA

         The financial information presented below is derived from the audited financial statements of the predecessor of Loch, Loch Exploration, Inc. which is now known as Design Automation Systems, Inc. for the fiscal year ended December 31, 1997 as compared to the fiscal year ended December 31, 1998. Also presented is interim financial information for the six months ended June 30, 1998 as compared to the six months ended June 30, 1999.

                               AUDITED                       UNAUDITED
                      ----------------------------  --------------------------
                      Year Ended      Year Ended     Six Months      Six Months
STATEMENT OF          December 31,   December 31,     Ended             Ended
OPERATIONS DATA:        1997             1998       June 30, 1998  June 30, 1999
                      ----------   ---------------  -------------  -------------
   Revenues            $178,842       $127,353         $15,924        $ 198,744

   Total Expenses       260,717        213,052          37,401          313,915

   Net Loss            $(81,875)      $(85,699)       $(21,477)       $(115,171)

BALANCE SHEET DATA:

  Working Capital      $118,068      $(140,033)        $66,046         $(16,417)

  Total Assets          291,836        618,317         210,101         $506,344

  Long-Term
   Liabilities           10,153            0               0                0

  Stockholders' Equity $228,277       $132,028        $178,505         $153,828
   (Deficit)

                      WHY THIS PROSPECTUS WAS SENT TO YOU

         This prospectus is being delivered by DASI to you because you owned DASI common stock on December 2, 1999. This entitles you to receive, at no cost to you, for each one share of DASI common stock you own a distribution consisting of one share of Loch, a development stage corporation.

                        QUESTIONS AND ANSWERS CONCERNING
                             THE STOCK DISTRIBUTION

Will Every Stockholder Share in Proportion to Their DASI Holdings?

         Yes, the stockholders of record at December 2, 1998, will receive shares in proportion to their holdings. However, the following states; California, Colorado, Illinois, New York, North Dakota and Utah, will not allow us to distribute the shares without registration or qualification in that particular state. Therefore, we have the right to pay you $.06 as the dividend for each share you would have received.

What is the connection between DASI and Loch?

         Prior to this dividend we were a subsidiary of DASI.

Why Are We Engaging in This Distribution?

  The  dividend   represents   Loch's  initial  public  offering  of  its
securities, although it is different than a traditional offering in that securities are directed only to eligible DASI stockholders. We believe that the dividend has several advantages over a traditional initial public offering. This type of offering gives us an opportunity to offer our common stock to investors who we believe, as DASI stockholders, already have some interest in Loch. This form of offering also is more cost effective than the traditional method since there will not be any underwriting discounts and commissions.

  In addition, DASI's management supports the dividend because they believe it will benefit DASI stockholders by:
  * separating our business, with its own unique market opportunity and risk/reward profile, from DASI's other traditional business, which should increase our financial flexibility in the capital markets by allowing us to be viewed, from an investor's perspective, as engaging in only oil and gas exploration business;

  * enabling DASI stockholders to increase or decrease their level of participation in our new business by varying their level of investment in us; and

  * allowing DASI and us to pursue different operating strategies,given our different business environments and competitive market conditions.

Can I Sell My Shares?

  Upon the effectiveness of our registration statement with the SEC, the shares of common stock will be freely tradeable, assuming any market for these securities ever develops.

Where Will the Common Stock Trade?

  There is currently no public market for our common stock. We expect that securities will trade in the over-the-counter market on the OTC Electronic Bulletin Board. We can not assure you that a market for our common stock will develop or if it does develop that the market will be sustained.

                                  RISK FACTORS

  We have a history of losses and we anticipate losses until at least the year 2000.

  We have a history of losses. Although we have experienced revenue growth, growth rates may not be sustained and are not necessarily indicative of future operating results. Given the level of our planned operating and capital expenditures, we anticipate that we will continue to incur operating losses at least into the year 2000. If revenues do not grow at anticipated rates, if increases in operating expenses precede or are not subsequently followed by commensurate increases in revenues, or if we are unable to adjust operating expense levels accordingly, our business, results of operations, and financial condition will be materially and adversely affected.


Our working capital requirements may require us to pursue additional financing.

    At June 30, 1999, we had a working capital deficit of $16,417. Our ability to maintain adequate working capital will be largely dependent upon our results of operations. Net cash used in the operation of our business was $54,884 for the six months ended June 30, 1999, as compared to net cash provided by operating activities of $6,515 for the six months ended June 30, 1998. For the six-month period ended January 31, 1998, net cash provided in the operation of our business was $39,228 as compared to net cash used in the operation of our business of $182,992 for the six months ended
January 31, 1999.    We may need to raise additional capital to fund
future operations and to satisfy future capital requirements. If we are unable to secure sufficient capital in the future, our ability to pursue our business strategy will be limited and our results from operations may be impaired. The failure to raise any needed additional funds will likely have a material adverse effect on our company. In addition, it is possible that raising additional funds will result in substantial additional dilution.


Historically, oil and gas prices and markets have been volatile, and they are likely to continue to be volatile in the future. The volatility of oil and gas process may have an adverse effect on our operations.

  Our revenues, cash flows and profitability are substantially dependent upon prevailing prices for both oil and gas. Historically, oil and gas prices and markets have been volatile, and they are likely to continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond the our control. These factors include, among others:

  *  political  conditions in the Middle East and other  regions,
  *  the domestic and foreign supply of oil and gas,
  *  the level of consumer demand,
  *  weather  conditions,
  *  domestic  and  foreign  government regulations,
  *  the price and availability of alternative fuels, and
  *  overall economic conditions.


Capital Requirements and Liquidity

  The oil and gas industry is capital intensive. Our cash flow from operations and the continued availability of credit to it are subject to a number of variables, including:

  *  our proved reserves and proved developed  reserves,
  *  the level of oil and gas we are  able to  produce  from  existing  wells,
  *  the prices at which oil and gas are sold, and
  * our ability to acquire, locate and produce new reserves, each of which can materially affect the borrowing base availability under our revolving loan agreement, which is our only credit facility.

We may from time to time seek additional financing, either in the form of increased bank borrowings, sales of our securities or other forms of financing. We have no agreements for any such financing and there can be no assurance as to the availability or terms of any such financing. To the extent our resources and earnings are at any time insufficient to fund our activities or repay our indebtedness as due, we will need to raise additional funds through public or private financings or additional borrowings. No assurance can be given as to our ability to obtain any such capital resources. If we are at any time not able to obtain then necessary capital resources, our results of operations and financial condition could be materially adversely affected. If, however, additional funds are raised through the issuance of equity securities, your ownership percentage at that time could be diluted and, in addition, such equity securities may have rights, preferences or privileges senior to those of the common stock.


Limited State Registration

  Our parent company is relying on exemptions from registration in various states in issuing the stock dividend to its shareholders. Seven states, California, Colorado, Illinois, New York, North Dakota, Ohio and Utah require that we register the securities before we issue the distribution. For shareholders living in those states we have elected to pay a cash dividend.

Our future success will depend upon our ability to find, develop or acquire additional oil and gas reserves at prices that permit profitable operations.

  Our reserves are depleted as we produce oil and gas. Therefore, our future success will depend upon our ability to find, develop or acquire additional oil and gas reserves at prices that permit profitable operations. Unless we conduct successful exploitation or exploration activities or acquire properties containing reserves, our proved reserves will decline. There can be no assurance that our acquisition, exploitation and exploration activities will result in additional reserves, or that we will be able to drill productive wells at acceptable costs.

Our future success is dependent upon the success of our exploratory drilling activities.

  Our success is dependent upon the success of our exploratory drilling activities. Exploratory drilling is subject to numerous risks, including the risk that no commercially productive oil and gas reservoirs will be encountered. The cost of drilling, completing and operating wells is often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

  *  encountering   unexpected  formations  and  drilling  conditions,
  *  equipment failures or accidents,  as well as weather  conditions,
  *  compliance with governmental requirements,
  *  shortages or delays in the delivery of equipment,
  *  and the  unavailability  of qualified personnel.

Historically, a majority of our wells have been drilled to depths of less than 10,000 feet, but we also participate in the drilling of deeper wells and may in the future participate in the drilling of additional deep wells. Deeper drilling typically involves greater expense and risk.

Our operations are subject to all of the operating hazards and risks normally incident to drilling for and producing oil and gas.

   Our operations are subject to all of the operating hazards and risks normally incident to drilling for and producing oil and gas, such as:

  * encountering unusual or unexpected formations and pressures,
  * explosions,
  * blowouts,
  * fire,
  * pipe and tubular failures,
  * casing collapses,
  * environmental pollution, and other disasters, any one of which could result in environmental damage, and
  * personal injury and other harm that could result in substantial liabilities to us.

Our insurance may not adequately cover us against all operating hazards associated with drilling.

   As is customary in the industry, we maintain insurance against some, but not all, of these risks. We maintain general liability insurance and obtain insurance against blowouts on a well-by-well basis, but we have not obtained insurance against operating hazards such as environmental risks. Should we sustain an uninsured liability, our ability to operate may be materially adversely affected. Drilling activities may also be curtailed, delayed or canceled as a result of numerous factors outside our control, including but not limited to:

  * defects in title to properties,
  * weather conditions,
  * compliance with governmental requirements,
  * mechanical difficulties,

  * shortages or delays in the delivery of drilling rigs or other equipment, and
  * the unavailability of qualified personnel.

Our utilization of 3-D seismic surveys may be unreliable.

  No assurance can be given that the results of our future drilling efforts based on 3-D seismic surveys, whether in areas in which we have used such surveys or elsewhere, will be as successful as our results employing such surveys to date, or successful at all.

Harm to producing properties could have a material adverse effect on our business.

   We own interests in 98 gross (10 net) producing oil and gas wells. Any material harm to the current producing reservoirs or any significant governmental regulation with respect to these wells, including any curtailment of production or interruption of transportation of oil or gas produced from the wells, could have a material adverse effect on our liquidity and results of operations.

Competition for desirable properties suitable for exploration or acquisition is high.

   We operate in a highly competitive environment in all facets of our operations. In seeking to acquire desirable properties suitable for exploration or acquisition, we face intense competition from both major and independent oil and gas companies, as well as from numerous individuals and drilling programs. Many of our competitors have financial and other resources substantially in excess of ours.

Our oil and gas reserve estimates may be imprecise as we are relying on the judgment of petroleum engineers.

  The proved developed and undeveloped oil and gas reserve figures included in this prospectus are estimates based on reserve reports prepared by in-house and independent petroleum engineers. The estimation of reserves requires substantial judgment on the part of the petroleum engineers and is based upon a number of variable factors and assumptions, all of which are to some degree speculative, resulting in imprecise determinations, particularly with respect to new discoveries. Estimates of reserves, future net revenues and present values of future net revenues prepared or based on reports by petroleum engineers are estimates only, and different petroleum engineers' estimates may vary substantially depending, in part, on the assumptions made and may be subject to material adjustment either up or down in the future. Accordingly, actual quantities of oil and gas may differ materially from the amounts set forth in the engineers' reports.

Our business is subject to government regulation.

  Our business is subject to substantial regulation under local, state and federal laws relating to the exploration for, and the development, production, marketing, pricing, transportation and storage of, oil and gas, as well as environmental and safety matters. In the past, prices of oil and gas have been controlled by and subject to governmental regulation and there can be no assurance that such price controls will not again be implemented in the future. There can be no assurance that present or future regulation will not adversely affect our operations.


  The oil and gas industry is also subject to substantial environmental risks, such as oil spills, oil and gas leaks, ruptures, and discharges of oil and toxic gases, which could expose us to substantial liability. We believe that the oil and gas industry may experience increasing liabilities and risks under the Comprehensive Environmental Response, Compensation and Liability Act, as well as other federal, state and local environmental laws, as a result of increased enforcement of environmental laws by various regulatory agencies. Any such liabilities could be materially adverse to us. New or different environmental standards imposed in the future may also adversely affect us.

We may be liable for environmental clean up costs, regardless of whether we are responsible for the release of any hazardous substance.

    As an "owner" or "operator" of property where hazardous materials may exist or be present, we, like others engaged in the petroleum industry, could be liable for fines and "clean-up" or remediation costs, regardless of whether the we are responsible for the release of any hazardous substances. Management does not believe that our environmental risks are materially different from those of comparable companies engaged in similar businesses. However, we have not obtained environmental compliance surveys, including so-called "phase one" reports, which would disclose matters of public record and could disclose evidence of environmental contamination requiring remediation on any of our properties.

We may not be able to successfully or economically defend title to our properties.

    As is customary in the oil and gas industry, we conduct only a preliminary title examination at the time properties believed to be suitable for drilling operations are acquired. Prior to the commencement of drilling operations, a more extensive title examination of the properties in the drill site tract believed to have higher values is generally conducted and title documents for some other properties are examined to a lesser extent. However, even the more extensive review would not necessarily reveal existing or potential title defects. Accordingly, no assurance can be given that we could successfully or economically defend title to our properties.

Under joint operating agreements in which we are the operator, we are at risk if one of the joint owners does not reimburse its share of costs.

   Substantially all of our business activities are conducted through joint operating agreements in which we own a partial interest in oil and gas wells and the wells are operated by us or other joint owners. At June 30, 1999, we owned interests in 1 gross (1 net) oil and gas wells where we are the operator and 97 gross (29 net) oil and gas wells where we are not the operator. To the extent we do not operate, we have risks because we must reimburse our share of costs, but do not have control over normal operating procedures and expenditures. To the extent we are the operator, we are at risk if one of the joint owners does not reimburse its share of costs. Since we do not have a majority position with respect to most wells in which we have an interest but are not the operator, we may not be in a position to remove the operator in the event of poor performance.

                              PLAN OF DISTRIBUTION

Introduction

    DASI's board of directors has declared a stock dividend, and has authorized the distribution of the shares subject to the effectiveness of the registration statement. The terms of the distribution were arbitrarily determined and bear no relation to assets or any other criteria. It is expected that we will expend a total of approximately $5,000 for legal fees, printing, organization costs and other costs involved in the distribution of the shares to the DASI stockholders.

Method of Distribution and Subsequent Trading

   No underwriters are involved or are expected to be involved in the distribution of the shares. The shares are being distributed by DASI as a dividend in exchange for no consideration.


   Certificates representing the shares will be distributed on ___________, 1999 or as soon thereafter as practicable to holders of DASI common stock of record on December 2, 1998. The distribution will result in there being about 3,250 stockholders of Loch Energy, Inc. The dividend will be distributed on the basis of one share of company common stock for each share of DASI common stock
outstanding on December 2, 1998.   It is anticipated that Certificates
representing fractional shares will not be issued. No exchange of shares, payment, or other action by holders of DASI common stock will be required (not including any payments from the exercise of the Rights or Warrants, if any).

         A copy of this prospectus is being mailed to each DASI holder of record on December 2, 1998 together with certificates representing the shares.

         DASI is relying on exemptions from registration in various states in issuing the stock dividend to its shareholders. Seven states, California, Colorado, Illinois, New York, North Dakota, Ohio and Utah require that we register the securities before we issue the distribution. For shareholders living in those states we have elected to pay a cash dividend

               FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

         The following discussion is a summary of the material U.S. federal income tax consequences of the distribution of the shares. However, it is not intended to be a complete discussion of all potential tax effects that might be relevant to the distribution. It also is limited to domestic non-corporate stockholders. It may not be applicable to certain classes of taxpayers, including, without limitation, corporations, nonresident aliens, insurance companies, tax-exempt organizations, financial institutions, securities dealers, and broker-dealers. Such classes of taxpayers should consult their own tax advisors regarding the tax consequences of the distribution.

         The following summary is based on laws, regulations, rulings, practice, and judicial decisions in effect at the date of this prospectus. Legislative, regulatory, or interpretive changes, or future court decisions may significantly modify the statements made in this description. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences described herein.

         You are urged to consult with your own tax advisor as to the particular tax consequences to you of the distribution of the our shares, including the applicability and effect of any state, local, or foreign tax laws, and of change in the applicable laws.

Federal Income Tax Consequences to Stockholders

         DASI has not requested nor does it intend to request a ruling from the Internal Revenue Service as to the federal income tax consequences of the distribution. However, based on the facts of the proposed transaction, it is the opinion of management of DASI that the transaction will not qualify as a "tax free" spin off under Section 355 of the Internal Revenue Code of 1986, as amended. Rather, DASI will report the transaction as a taxable distribution to which Section 301 applies.

         The amount of the distribution for purposes of Section 301 of the Code is equal to the fair market value of the shares on the date of the distribution. Since we are a development stage company and have minimal, if any, operations, we are not expected to have earnings or profits as of the date of the distribution. Furthermore, because there is no current public market for our common stock the fair market value of these securities, and hence the amount of the distribution, will probably be minimal on the date of distribution. Our net book value on the date of the distribution is expected to be approximately $.06 per share. This is the amount that DASI intends to report as the taxable value of the distribution.

         The distribution should first reduce your adjusted basis in your DASI common stock, but not below zero. If the amount of the distribution would have the effect of reducing your adjusted basis below zero, the excess will be treated as a gain from the sale or exchange of property. If the DASI common stock is a capital asset in your hands, the gain will be a capital gain, either long-term or short-term depending on whether you held the DASI common stock for more than 12 months. The maximum federal income tax rate on long-term capital gains is 20%, while the maximum federal income tax rate on short-term capital gains is 39.6%.

         Your tax basis in the securities received in the distribution will equal the fair market value of the securities on the date of the distribution. The holding period for measuring your gain or loss on a subsequent sale of the securities will generally begin on the day following the date of the distribution.

         The foregoing sets forth the opinion of management of DASI. DASI will report the amount of the distribution to the Internal Revenue Service based on our net book value on the date of distribution. The Internal Revenue Service is not bound thereby and no assurance exists that it will concur with the position of management regarding the value of the shares or other matters herein discussed. Specifically, it is possible that the Internal Revenue Service may assert that a substantially higher fair market value existed for the shares on the date of distribution. If the Internal Revenue Service were to successfully assert that a substantially higher value should be placed on the amount of the distribution, the taxation of the transaction to DASI and its stockholders would be based on such higher value. In such event, the tax impact would increase significantly and would not be minimal. DASI would recognize gain to the extent the value placed on the amount of the distribution exceeded its adjusted basis in the stock (which approximates our net book value). You would be taxed on the amount so determined for the distribution as a dividend to the extent of any current year or accumulated earnings and profits of DASI and would recognize gain on the balance of the distribution to the extent it exceeded their adjusted basis in our shares owned by them.

        You are urged to consult with your own tax advisor as to the particular tax consequences to you of the distribution of our shares, including the applicability and effect of any state, local or foreign tax laws, and of change in the applicable laws.

              OUR SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements contained in this prospectus, in particular the "Risk Factors" and "Business" sections, discuss future expectations, contain projections of results of operation or financial condition or state other "forward-looking" information. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. Important factors that may cause actual results to differ from projections include, for example:

  * the success or failure of our management's efforts to implement their business strategy;

  *  our ability to raise sufficient capital to meet operating requirements;

  *  the volatility of oil and gas prices;

  *  our ability to compete with major established companies;

  *  the effect of changing economic conditions;

  *  our ability to identify and acquire drilling properties; and

  *  other risks which may be described in future filings with the SEC.

         We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

                                 USE OF PROCEEDS

         Neither we nor DASI will receive any proceeds from the distribution of the shares.

                                DIVIDEND POLICY

         We have not declared or paid cash dividends on our common stock to date. The current policy of the board of directors is to retain earnings, if any, to provide funds for operating and expansion of our business. Such policy will be reviewed by the board of directors from time to time in light of, among other things, our earnings and financial position.

                                 CAPITALIZATION

                                                                  June 30, 1999

Long-term debt................................................  $      0

Stockholders equity:

       Common Stock, $.001 par value,
       60,000,000 shares authorized; 2,429,700
       shares issued and outstanding.............................       2,430

       Additional paid-in capital................................     232,333

       Accumulated deficit.......................................     (80,935)
                                                                      --------


       Total stockholders' equity (deficit)......................    $153,828
                                                                      ========

   Total capitalization..........................................    $ 506,344

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with our financial statements.

General

         We were incorporated in May 1998. We were formed by DASI which, prior to this distribution, owned 1,295,286 shares of our common stock. We are a development stage company with a limited operating history. The financial information contained in this prospectus is for the six months ended June 30, 1998 as compared to the six months ended June 30, 1999, the year ended December 31, 1998 compared to the year ended December 31, 1997, and the year ended December 31, 1997 compared to the year ended December 31, 1996

          Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in volatile markets like oil and gas. We will encounter various risks in implementing and executing our business strategy. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business.

         We follow the full-cost method of accounting for our oil and gas exploration and development activities. Under this method, we capitalize leasehold acquisition, exploration (including unsuccessful exploration) and development costs into one cost center. If unamortized costs within the cost center exceed the cost center ceiling, as defined, the excess will be charged to expense during the year in which the excess occurs.

         Depreciation and amortization for each cost center are computed on a composite unit-of-production method, based on estimated provided reserves attributable to the respective cost center. All costs associated with oil and gas properties are currently included in the base for computation and amortization. Such costs include all acquisition, exploration and development costs. All of our oil and gas properties are located within the continental United States.

         Gains and losses on sales of oil and gas properties representing less than 25% of the reserve quantities for a given cost center are treated as adjustments of capitalized costs. Gains and losses on sales of oil and gas properties representing 25% or more of the reserve quantities for a given cost center are recognized as part of operations. Gains or losses on sales of property and equipment, other than oil and gas properties, are recognized as part of operations. Expenditures for renewals and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred.

         Costs of oil and gas properties, including leases, are periodically evaluated by management, and losses are recognized if a property becomes impaired or the net value of the capitalized cost center exceeds the present value of discounted future net cash flows.

Results of Operations

         The following is an analysis of our historical results of operations for the six months ended June 30, 1999 as compares to the six months ended June 30, 1998, the year ended December 31, 1998 as compared to the year ended December 31, 1997, and the year ended December 31, 1997 as compared to the year ended December 31, 1996.

Six Months Ended June 30, 1999 Compared to Six Months Ended June 30, 1998

         For the six months ended June 30, 1999, as compared to the six months ended June 30, 1998, total revenues increased to $198,744 from $31,185, an increase of $167,559 or 537 %. Of the total revenues, oil and gas revenues increased to $72,239 for the six months ended June 30, 1999 from $21,291 for the six months ended June 30, 1998, an increase of $50,948 or 239%; equipment rentals increased to $44,446 for the six months ended June 30, 1999 from $1,336 for the six months ended June 30, 1998, an increase of $43,110 or 3,226%; and revenue from lease operations increased to $76,183 for the six months ended June 30, 1999 from $4,590 for the six months ended June 30, 1998, an increase of $71,593 or 1,559%. The increase were primarily due to increased oil and gas production and the acquisition of Kansas gas properties.

         For the six months ended June 30, 1999, as compared to the six months ended June 30, 1998, costs and expenses increased to $313,915 from $80,957, an increase of $232,958 or 288%. Of the total expenses, lease operations increased to $137,612 for the six months ended June 30, 1999 from $20,536 for the six months ended June 30, 1998, an increase of $117,076 or 570%; and depreciation, depletion and amortization increased to $19,881 for the six months ended June 30, 1999 from $6,378 for the six months ended June 30, 1998, an increase of $13,503 or 211%. The increases were due primarily to increased lease operations resulting from the Kansas acquisition.

         For the six months ended June 30, 1999 as compared to the six months ended June 30, 1998, general and administrative expenses increased to $146,625 for the six months ended June 30, 1999 from $49,651 for the six months ended June 30, 1998, an increase of $96,974 or 195%; the increase was primarily due to the acquisition of Kansas properties.

         For the six months ended June 30, 1999 as compared to the six months ended June 30, 1998, net loss increased to $88,241 from $49,772, an increase of $38,469 or 77%. The increase in net loss was primarily due to the acquisition of Kansas properties.

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

         For the year ended  December  31,  1998,  as compared to the year ended
December 31, 1997, total revenues decreased to $127,353 from $178,842, a decrease of $51,489 or 29%. Of the total revenues, oil and gas revenues decreased to $101, 825 for the year ended December 31, 1998 from $148,059 for the year ended December 31, 1997, a decrease of $46,234 or 31%; equipment rentals decreased to $8,743 for the year ended December 31, 1998 from $16,584 for the year ended December 31, 1997, a decrease of $7,841 or 47%; and revenue from lease operations decreased to $2,985 for the year ended December 31, 1998 from $9,665 for the year ended December 31, 1997, a decrease of $6,680 or 69%. The decreases were primarily due to lower oil and gas prices and the loss of compressor rental revenues.

         For the year ended December 31, 1998, as compared to the year ended December 31, 1997, costs and expenses decreased to $213,052 from $260,717, a decrease of $47,665 or 18%. Of the total expenses, lease operations decreased to $59,827 for the year ended December 31, 1998 from $95,381 for the year ended December 31, 1997, a decrease of $35,554 or 37%; and depreciation, depletion and amortization decreased to $15,918 for the year ended December 31, 1998 from $18,763 for the year ended December 31, 1997, a decrease of $2,845 or 15%. The decreases were due primarily to the costs and expenses for the year ended December 31, 1997, having an increase due to a one time loss taken in the sale of New York gas producing properties totaling $40,302.

         For the year ended December 31, 1998 as compared to the year ended December 31, 1997, general and administrative expenses increased to $133,554 from $99,615, an increase of $33,939 or 34%. The increase was primarily due to increase in personnel for the Kansas operations.

         For the year ended December 31, 1998 as compared to the year ended December 31, 1997, net loss increased to $96,249 from $81,875, an increase of $14,374 or 15%. The increase in net loss was primarily due to lower oil and gas prices and the loss of compressor rental revenues.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

         For the year ended  December  31,  1997,  as compared to the year ended
December 31, 1996, total revenues decreased to $178,842 from $231,623, a decrease of $52,781 or 23%. Of the total revenues, oil and gas revenues decreased to $148,059 for the year ended December 31, 1997 from $177,972 for the year ended December 31, 1996, a decrease of $29,913 or 17%; equipment rentals decreased to $16,584 for the year ended December 31, 1997 from $32,465 for the year ended December 31, 1996, a decrease of $15,881 or 49%; and revenue from lease operations decreased to $9,665 for the year ended December 31, 1997 from $10,216 for the year ended December 31, 1996, a decrease of $551 or 5%. The decreases were primarily due to lower oil and gas prices and compressor rental revenues.

         For the year ended December 31, 1997, as compared to the year ended December 31, 1996, costs and expenses increased to $260,717 from $239,116, an increase of $21,601 or 9%. Of the total expenses, lease operations decreased to $95,381 for the year ended December 31, 1997 from $109,393 for the year ended December 31, 1996, a decrease of $14,012 or 13%; and depreciation, depletion and amortization decreased to $18,763 for the year ended December 31, 1997 from $23,097 for the year ended December 31, 1996, a decrease of $4,334 or 19%. The increase was due to a one time loss taken in the sale of New York gas producing properties totaling $40,302.

         For the year ended December 31, 1997 as compared to the year ended December 31, 1996, general and administrative expenses increased to $99,615 from $95,830, an increase of $3,785 or 4%.

         For the year ended December 31, 1997 as compared to the year ended December 31, 1996, net loss increased to $81,875 from $7,493, an increase of $74,382 or 993%. The increase in net loss was primarily due to lower oil and gas prices and the loss of compressor rental revenues.

Liquidity and Capital Resources

         The liquidity and capital resources section of Management's Discussion and Analysis of Financial Condition and Results of Operations is intended to present the reader with information regarding our ability to generate cash to meet our ongoing cash requirements.

         As of June 30, 1999, our primary sources of liquidity were $9,856 in cash and cash equivalents, $59,449 of accounts receivable, and $4,473 of accounts receivable from related parties. The company had a working capital deficit of $16,417 as of June 30, 1999.

         Net cash used by operating activities was $54,884 for the six months ended June 30, 1999, as compared to net cash provided by operating activities of $6,515 for the six months ended June 30, 1998, the difference was primarily the result of the Kansas acquisition. Net cash provided by investing activities was $35,504 for the six months ended June 30, 1999, as compared to $2,895 for the six months ended June 30, 1998. Net cash used in financing activities was $4,847 for the six months ended June 30, 1999, as compared to net cash used in financing activities of $8,580, the result of the Kansas acquisition.

         At August 31, 1999, we had cash of $7,600. Our internally generated cash flows from operations have historically been and continue to be insufficient for our cash needs. As of August 31, 1999, our sources of external and internal financing were limited. Until we can obtain monthly revenues of $25,000, which would be sufficient to cover our working capital needs, there is no certainty of our ability to continue our current operations. We may need to raise additional capital to fund future operations and to satisfy future capital requirements. If we are unable to secure sufficient capital in the future, our ability to pursue our business strategy will be limited and our results from operations may be impaired. The failure to raise any needed additional funds will likely have a material adverse effect on our company, and could force us to curtail operations, or sell assets. In addition, it is possible that raising additional funds will result in substantial additional dilution.

                              IMPACT OF YEAR 2000

         The year 2000 poses certain issues for business and consumer computing, particularly the functionality of software for two-digit storage of dates and special meanings for certain dates such as 9/9/99. The year 2000 is also a leap year, which may also lead to incorrect calculations, functions, or system failure. The problem exists for many kinds of software, including software for mainframes, PCs, and embedded systems.

         In assessing the effect of the year 2000 problem, our management determined that there existed two general areas that needed to be evaluated:

   *     Internal infrastructure and
   *     Supplier/third-party relationships.

         A discussion of the various activities related to assessment and actions resulting from those evaluations is set forth below.

         Internal Infrastructure.

         We are in the process of verifying that all of our personal computers, servers, and software are year 2000 compliant. We are in the process of replacing or upgrading all items that have been found not to be year 2000 compliant. We intend to determine if the software vendors of all of our critical applications have represented that their products are year 2000 compliant. The costs related to these efforts are not expected to be material to our business.

         Suppliers/Third-Party Relationships.

         As mentioned above, we will be gathering information from vendor web sites and available compliance statements to identify and, to the extent possible, resolve issues involving the Year 2000 problem. We rely on outside vendors for water, electrical, and telecommunications services as well as climate control, building access, and other infrastructure services. We do not intend to independently evaluate the Year 2000 compliance of the systems utilized to supply these services. We have received no assurance of compliance from the providers of these services. There can be no assurance that these suppliers will resolve any or all Year 2000 problems with these systems before the occurrence of a material disruption to our business. Any failure of these third-parties to resolve Year 2000 problems with their systems in a timely manner could have a material adverse effect on our business.

         Contingency Plans.

         We have not currently developed a formal contingency plan to be implemented as part of our efforts to identify and correct year 2000 problems affecting our internal systems. However, if we deem necessary, we may take the following actions:

  *      Accelerated replacement of affected equipment or software;
  *      Short to medium-term  use of backup  equipment and software;
  *      Increased work hours for our personnel;
  *      Other similar approaches.

         If we are required to implement any of these contingency plans, such plans could have a material adverse effect on our business.

         Based on the actions taken to date as discussed above, we are reasonably certain that we have or will identify and resolve all year 2000 problems that could materially adversely affect our business and operations.


                                    BUSINESS
General

         We are a Texas corporation which was formed in May 1998. We are engaged in exploration for and development of oil and gas reserves, primarily onshore in the Midwestern and Southwestern area of the United States. To a lesser extent, we have also acquired and sold oil and gas properties. Our executive and administrative offices are located at 202 South Dixon, Suite 204, Gainesville, Texas 76240, and our telephone number is 940-668-1271.

Recent Developments

         In November 1998, we formed a Texas limited liability company, Kantex LLC, in which we own a 50% membership interest. Our initial contribution was 535,000 shares of common stock and approximately $10,000 cash. Kantex acquired certain oil and gas properties for 465,000 shares of our common stock, $45,900 cash and a note payable in the amount of $175,000.Kantex also acquired Cherokee Methane Corporation, a gas transport company located in Independence, Kansas. The purchase price was approximately $30,000 cash, and the issuance of 70,000 shares of our common stock valued at approximately $.17 per share.
The acquisition has been accounted for as a purchase.

Competition

         Significant competition exists for the acquisition of producing oil and gas properties and undeveloped leases. Many of our competitors have greater financial capabilities and more sophisticated means for in-house evaluation than we possess. The principal means of competition for oil and gas properties is the amount and terms of the consideration offered. The oil and gas exploration and development industry has been highly competitive, particularly with respect to the acquisition of desirable undeveloped oil and gas leases. However, due to the deterioration in prices, the demand for oil and gas leases has dropped significantly. Competitors include the major oil companies, independent oil and gas concerns and individual producers and operators, many of which have financial resources, staffs and facilities substantially greater than ours. In time of high drilling activity, exploration for and production of oil and gas may be affected by availability of the equipment and supplies and by competition for drilling rigs. We cannot predict the effect these factors will have on our operations. We own no drilling rigs, and all of our drilling is conducted by third parties. The demand for drilling rigs and equipment has declined sharply due to the decline in the number of oil and gas wells being drilled. This has led to a decline in prices being paid to drillers. The principal means of competition in oil and gas exploration and development are product availability and price. We may be at a competitive disadvantage in acquiring oil and gas prospects since we must compete with companies which have greater financial resources and larger technical staffs.

Regulation

Various state and federal authorities regulate the production and sale of oil and gas.

         State Regulation Of Oil And Gas Production

         The State of Texas and other states in which we conduct oil and gas activities regulate the production and sale of oil and natural gas, including requirements for obtaining drilling permits, the method of developing new fields, the spacing and operation of wells and the prevention of waste of oil and gas resources. In addition, most states, including Texas, regulate the rate of production and may establish maximum daily production allowable from both oil and gas wells on a market demand or conservation basis. As a result of recent domestic crude oil shortages, producers have been permitted to price 100% of allowable daily production on the basis of market demand since mid-1972; however, production continues to be regulated for conservation purposes.

         Environmental Regulations

         Our activities are also subject to existing federal and state laws and regulations governing environmental quality and pollution control. The existence of such regulations has had no material effect on our individual operations and the cost of such compliance have not been material to date. It is anticipated that compliance with federal, state and local laws, rules and regulations regulating the discharge of material will not significantly effect our capital expenditures, earnings or competitive position.

         Oil Price Regulation

         Historically, regulatory policy affecting crude oil pricing was derived from the Emergency Petroleum Allocation Act of 1973, as amended, which provided for mandatory crude oil price controls until June 1, 1979, and discretionary controls through September 30, 1981. On April 5, 1979, President Carter directed the Department of Energy to complete administrative procedures designed to phase out, commencing May 1, 1979, price controls on all domestic oil production, effective immediately. Consequently, oil may currently be sold at unregulated prices.

         Gas Price Regulation

         The Natural Gas Act of 1938 regulates the interstate transportation and certain sales for resale of natural gas. The Natural Gas Policy Act of 1978 (the "NGPA") regulates the maximum selling prices of certain categories of natural gas and provided for graduated deregulation of price controls for first sales of several categories of natural gas. With certain exceptions, all price deregulation contemplated under the NGPA as originally enacted in 1978 has already taken place. Under current market conditions, deregulated gas prices under new contracts tend to be substantially lower than most regulated price ceilings prescribed by the NGPA.

         On July 26, 1989, the Natural Gas Wellhead Decontrol Act of 1989 ("Decontrol Act") was ended. The Decontrol Act amends the NGPA to remove as of July 27, 1989 both price and non-price controls from natural gas not subject to a first sale contract in effect on July 26, 1989.
The Decontrol Act also provided for the phasing out of all price regulation under the NGPA by January 1, 1993. The Federal Energy Regulatory Commission is currently considering the promulgation of regulations pertaining to the Decontrol Act but has taken no action to date other than to propose such new rules. We are unable to predict the consequences of the Decontrol Act on our operations.

Employees

         We presently have one full-time officer. In addition, we employ consultants from time-to-time to assist in its acquiring and evaluating oil and gas properties. Pursuant to industry practice, we expect we will pay our consultants a retainer and cash and/or overriding bonus on properties which prove productive and which were brought to our attention by one or more such consultants.

Description of PropertiesDescription of PropertiesDescription of Properties

         The following is information with regard to our extractive enterprises:

(A)  Physical Facilities

         Our offices, consisting of approximately 1,000 square feet are leased on a monthly basis at a rate of $600 per month. It is expected that this office space will serve our needs adequately for the foreseeable future.

(B)  Oil and Gas Drilling Activities

      None.

(C)  Oil and Gas Properties

         All of our reserves are located in the United States. We have no interests in oil and gas applicable to long-term supply or similar agreements with foreign governments or authorities in which we act as the producer and share revenues from the reserves of investors accounted for by the equity method, accordingly, no information pertaining to those categories is presented herein.

         As of June 30, 1999, we owned an aggregate of 21,731 gross (1,729 net) acres of developed oil and gas leases.

         The oil and gas properties in which we own an interest are held under oil and gas leases negotiated directly with private mineral owners. The leases were generally for a specific primary term, such as five years, and so long thereafter as oil or gas is produced in paying quantities. The leases generally reserve a royalty of 12-1/2 % to the mineral owner and require a payment of up to $1 per acre per year as rentals to retain the lease during the primary term. Some of the leases held by us were also subject to overriding royalty burdens reserved by various predecessor-in-title and geologists.

         We paid no rental costs on oil and gas leases for 1998.

         The estimate net proved and proved developed reserves of oil and gas, together with the estimated future net revenue of those reserves, and present value of estimated future net revenue attributable to those reserves as set forth in the following tables have been estimated as of June 30, 1999 and December 31, 1998, by an in-house petroleum engineer.

         Oil and Gas Reserves

         The following table sets forth the estimated net quantities of proved and proved developed oil and gas reserves as of June 30, 1999 and December 31, 1998, 1997 and 1996.


                    Six Months
                     Ended        Proved Reserves (1)         Reserves (2, 3)
                    June 30    Oil (Bbls)    Gas (MCF)   Oil (Bbls)     Gas(MCF)
                    -------   ----------  ------------  ---------   -----------
                     1999      11,560      2,096,660     11,560       2,096,660


       Fiscal Year
         Ending                 Proved Reserves (1)         Reserves (2, 3)
        December 31          Oil (Bbls)   Gas (MCF)      Oil (Bbls)    Gas (MCF)
      --------------------   ---------    ----------    ----------  -----------
           1998               12,296      2,165,164      12,296      2,165,164
           1997               39,068        144,067      39,068        144,067
           1996               30,748        496,936      30,748        496,936

(1) For purpose of all tabular information included in Item 2, proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering date demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.
(2) For purposes of all tabular information included in Item 2, proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.
(3) Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.



     Present Value of Estimated Future Net Revenue

         The following table sets forth information as to the present value of estimated future net revenues of proved reserves and proved developed reserves attributable to us as of June 30, 1999 and December 31, 1998, 1997 and 1996. Present value of future net revenues for the years shown below were computed by applying current contract prices of oil and gas to estimated future production of proved oil and gas revenues after deducting production taxes, direct lease operating expenses and ad valorem taxes, discounted by 10% per year, in accordance with Securities and Exchange Commission rules and regulations.

                       June 30, 1999      1998          1997           1996
                       -------------      ----          ----           ----
  Present value of
  estimated future
  net revenues from
  proved reserves:

    Developed          $ 1,406,481    $ 1,263,062    $ 326,176       $ 524,248
    Developed and
    undeveloped        $ 1,406,481      1,263,062      326,176         524,248


Oil and Gas Reserve Estimates Filed

         No reserve reports pertaining to our proved or proved-developed reserve estimates were filed by us with, or included in, reports to any federal authority or agency since the beginning of the last fiscal year.

Net Quantities of Oil and Gas Produced for Last Fiscal Year

         The following table sets forth information as to quantities of oil and gas produced, net to our interest, for the six months ended June 30, 1999 and the years ended December 31, 1998, 1997 and 1996.


      Six Months Ended
          June 30            Oil Produced     Gas Produced
                              (Bbls) (1)        (MCF) (2)
---------------------------- ---------------- -----------------
           1999                1,320             81,100



      Fiscal Year Ended
          December 31        Oil Produced     Gas Produced
                                  (Bbls) (1)     (MCF) (2)
---------------------------- ---------------- -----------------
              1998                2,761            31,077
              1997                3,468            37,000
              1996                3,791            41,021
---------------

(1) Includes production that is owned by us and produced to our interests, less royalties and production due other
(2) Includes only marketable production of a gas on an "as sold" basis. Recovered gas-lift gas and reproduced gas may not be included until sold.

     Average Sales Prices and Production Costs

     The following table sets for information as to the average sales price (including transfers) per unit of oil or gas produced and the average production costs (lifting cost) per unit of production for the six months ended June 30, 1999 and the fiscal years ended December 31, 1998, 1997 and 1996.

                           June 30, 1999       1998       1997        1996
                           -------------       ----       ----        ----
 Average Sales Price
   Oil $/Bbls                 $ 12.50        $ 11.61     $ 15.38     $ 19.00
   Gas $/MCF                  $  2.25        $  2.25     $  2.56     $  2.55

 Average Production Costs(1)
   Oil $/Bbls                 $ 10.20        $  9.05     $ 11.07     $ 10.43
   Gas $/MCF                  $  1.45        $  1.29     $  1.54     $  1.74

--------------
(1) Production (lifting) costs do not include depreciation, depletion, and amortization of capitalized acquisitions, exploration, and development costs, and indirect management costs.

         Gross Net Productive Oil and Gas Wells and Developed Acres


         The following  table sets forth,  as of June 30, 1999,  our interest in productive oil and gas wells and developed acres:
           Developed Acres (4)                     Product Wells (1)
          -------------------                ------------------------------
           Gross (2)     Net (3)                Gross(2)           Net (3)
          ------         ----                 Oil     Gas        Oil     Gas
                                             -----   -----    -----     ------
          21,731         1,729                49      59       2.5        7.5

Third party operators operate some of our interests in oil and gas wells. Information as to multiple completions is not available to us.
---------------------
(1) Includes producing wells and wells capable of production. One or more completions in the same bore hole are counted as one well.
(2) A gross well or acre is a well or acre in which a working interest is owned.
(3) A net well or acre is deemed to exist when the sum of factional ownership working interests in gross wells or acres equals one. The interest owned in gross wells of acres expressed as whole numbers and factions thereof.
(4)  Includes acres spaced or assignable to productive wells.

           Undeveloped Acreage as of June 30, 1999: 0 (gross) 0 (net)

         Productive and Dry Exploratory and Development Wells

         The following table sets forth the number of gross and net productive and dry development wells drilled in which we had an interest for the six months ended June 30, 1999.

                                          Exp          Dev
Gross Wells
     Drilled (1):                           0            0
     Productive (2):                        0            0
     Dry Holes (3):                         0            0

Total Net Wells
     Drilled (1):                           0            0
     Productive (2):                        0            0
     Dry Holes (3):                         0            0

-----------------
(1) Refers to the number of wells (holes) completed any time during the fiscal year regardless of when drilling was initialed.
(2) A Productive well is an exploratory or a development well that is not a dry hole.
(3) A dry well (hole) is an exploratory or a development well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

(D)  Net Oil and Gas Production
     Same as (C).
(E)  Unit Sales Price and Production Costs
     Same as (C).
(F)  Reserves
     Same as (C).

                                LEGAL PROCEEDINGS

         There are currently no legal proceedings pending to which the we are a party or to which any of our properties is subject.

                                   MANAGEMENT

              Directors and Executive Officers Subsidiary Business

 The following table sets forth the directors and officers of the company and their respective ages and positions:

Name                                 Age        Position
----                                 ---       ---------------------
Glenn L. Loch                         63       Chairman and President

Michael Black                         43       Director, Chief Financial
                                               Officer, Secretary and Treasurer


         Glenn L. Loch has served as chairman and president of the company since inception. From February 1980 until December 1998, Mr. Loch served as chairman and president of Loch Exploration, Inc., a predecessor to the company's parent company, Design Automation Systems, Inc. Mr. Loch has also served as the executive director of Kantex, LLC, a subsidiary of the company, from October 1, 1998 to the present.

         Michael E. Black has served as a director, chief financial officer, secretary and treasurer of the company since its inception. From 1987 until the present, Mr. Black has been a self-employed engineer in the oil and gas industry.



                             EXECUTIVE COMPENSATION

                               ANNUAL COMPENSATION


                                                              Long-Term
                               Annual Compensation           Compensation
                          ------------------------------  --------------------

                                                 Other
                                                Annual                All Other
                    Year   Salary    Bonus   Compensation  Options  Compensation
  Glenn Loch        1998  $ 53,500   $  -     $   -       $  -   $      -
  Chief Executive   1997    36,000      -         -          -          -
  Officer           1996    36,000      -         -          -          -
                    -----------------------------------------------------------

         We have no options or warrants outstanding, and we do not currently have a stock option plan.

                  CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS

         Mr. Loch will receive 201,215 shares of company common stock in the distribution.

                             PRINCIPAL STOCKHOLDERS

         The table below sets forth the beneficial ownership of common stock of the company by directors, the named executive officer, holders of five percent or more of the company and the officers and directors as a group.


                             Number of Shares of Common
                             Stock  Beneficially Owned   Percentage of Ownership
                             --------------------------- ----------------------

Name and Address               Before           After      Before        After
of Beneficial Owners(1)       Dividend        Dividend    Dividend      Dividend
-----------------------       --------        --------    --------      --------
Design Automation Systems,
 Inc.                         1,295,286          -0-           53%           0%

Glenn L. Loch                   500,000         701,715        20%          29%

Michael E. Black                    --             --          --           --

Southport Capital Corp.(2)         -0-          624,405         0%          26%

KanMap, Inc.(3)                 300,000         300,000        12%          12%

Trinity Affiliates, Inc.(4)     200,000         200,000         8%           8%

All officers and directors
as a group                      500,000         701,715        20%          29%
(2 persons)


----------
(1) The business address of Messrs. Loch and Black is the same as the address of the company's principal executive offices. The address for Southport Capital Corp. is 16200 Dallas Parkway, Suite 260, Dallas, Texas 75248. The address for KanMap, Inc. is 2101 W. Maple Independence, Kansas 67301. The address for Trinity Affiliates, Inc. is 5850 Maple Ave Suite 100 Dallas, TX 75235.
(2)  Frank Moss has voting control over these shares.
(3)  Vance Cain has voting control over these shares.
(4)  Ken Frisby has voting control over these shares.


                            DESCRIPTION OF SECURITIES
Common Stock

     We are authorized to issue up to 60,000,000 shares of common stock. As of September 15, 1999 there are 2,435,286 shares of common stock issued and outstanding.

     The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

Texas Takeover Statute

     Upon completion of this offering, we will be subject to Part Thirteen of the Texas Business Corporation Act ("Part Thirteen"), which became effective on September 1, 1997. Subject to certain exceptions, Part Thirteen prohibits a Texas corporation which is an issuing public corporation from engaging in any business combination with any affiliated stockholder for a period of three years following the date that such stockholder became an affiliated stockholder, unless:

* Prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an affiliated stockholder; or

* The business combination is approved by at least two-thirds of the outstanding voting shares that are not beneficially owned by the affiliated stockholder or an affiliate or associate of the affiliated stockholder at a meeting of stockholders called not less than six months after the affiliated stockholder's share acquisition date.

     In general, Part Thirteen defines an affiliated stockholder as any entity or person beneficially owning 20% or more of the outstanding voting stock of the issuing public corporation and any entity or person affiliated with or controlling or controlled by such entity or person. Part Thirteen defines a business combination to include, among other similar types of transactions, any merger, share exchange, or conversion of an issuing public corporation involving an affiliated stockholder.

     Part Thirteen may have the effect of inhibiting a non-negotiated merger or other business combination that we may be involved in.

Transfer Agent

        Signature Stock Transfer at 14675 Midway Road, Suite 221, Dallas, Texas 75244 serves as the transfer agent for our shares of common stock.

                        SHARES AVAILABLE FOR FUTURE SALE

        Upon the date of this prospectus, there are 2,445,286 shares of common stock issued and outstanding. Upon the effectiveness of this registration statement, 1,295,286 shares of common stock to be distributed pursuant to this prospectus will be freely tradeable. The remaining 1,150,000 shares of common stock will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

        Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer),and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). Resales by the company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

        Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile.


                                     EXPERTS

        The financial statements of Loch Energy, Inc. at June 30, 1999, appearing in this SB-2 Registration Statement have been audited by Hess & Rohmer, P.C., independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

        Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon for the company by Brewer & Pritchard, P.C., Houston, Texas.


                       WHERE YOU CAN FIND MORE INFORMATION

        At your request, we will provide you, without charge, a copy of any information incorporated by reference in this prospectus. If you want more information, write or call us at:

                                   Loch Energy, Inc.
                                   202 South Dixon, Suite 204
                                   Gainesville, Texas 76240
                                   Telephone: (940) 668-1271

        Our fiscal year ends on December 31. We intend to furnish our stockholders annual reports containing audited financial statements and other appropriate reports. In addition, we intend to become a reporting company and file annual, quarterly and current reports, proxy statements, or other information with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http\\www.sec.gov.

                                LOCH ENERGY, INC.
                                AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS

                                 June 30, 1999

Board of Directors
Loch Energy, Inc. and Subsidiaries

The accompanying consolidated balance sheet of Loch Energy, Inc. (a Texas corporation) and subsidiaries as of June 30, 1999, and the related consolidated statements of operations and cash flows for the six months ended June 30, 1999 were not audited by us and, accordingly, we do not express an opinion on them.





Dallas, Texas
August 16, 1999

                       LOCH ENERGY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 1999


                                     ASSETS



CURRENT ASSETS
  Cash and cash equivalents                           $         9,856
  Trade accounts receivable                                    59,449
  Accounts receivable - related parties                         6,900
  Other current assets                                          4,473
                                                       --------------

     Total current assets                                      80,678

PROPERTY AND EQUIPMENT
  Oil and gas properties - full cost method                   412,166
  Equipment - at cost                                          86,685
                                                       --------------

                                                              498,851
   Less accumulated depreciation, depletion and
     amortization                                             (73,185)
                                                        --------------
                                                              425,666
                                                        --------------
                                                      $       506,344
                                                         =============


     The accompanying  notes are an integral part of these statements.

                       LOCH ENERGY, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET - Continued
                                  June 30, 1999


                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Note payable                                               $  5,000
  Accounts payable and accrued liabilities                     89,145
  Accounts payable - related parties                            2,950
                                                       --------------

     Total current liabilities                                 97,095

Note payable - related party                                  175,000

MINORITY INTEREST                                              80,421

SHAREHOLDERS' EQUITY
   Common stock, $.001 par value; 60,000,000
    shares authorized; 2,429,700 shares
    issued and outstanding at June 30, 1999                     2,430
   Additional paid-in capital                                 232,333
   Accumulated deficit                                        (80,935)
                                                         --------------
                                                              153,828
                                                         --------------

                                                        $     506,344
                                                         =============


The accompanying  notes are an integral part of these statements.

                       LOCH ENERGY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                         Six Months Ended June 30, 1999

Revenues
   Revenue from lease
     operations                                               $  76,183
   Oil and gas revenues                                          72,329
   Equipment rental                                              44,446
   Other                                                          5,786
                                                               --------
                                                                198,744

Expenses
   General and administrative                                   146,625
   Lease operations                                             137,612
   Depreciation, depletion and
     amortization                                                19,881
   Loss on sale of assets                                         9,155
   Interest expense                                                 642
                                                              ----------
                                                                313,915

Net loss before minority interest
     in earnings of consolidated
     subsidiaries                                              (115,171)

Minority interest in earnings of
     consolidated subsidiaries                                   26,930

Net loss                                                       $(88,241)
                                                               =========

Basic/diluted net loss per share
 of common stock                                               $   (.04)
                                                               =========
Weighted average shares
  outstanding                                                 2,429,700
                                                              ==========


  The accompanying  notes are an integral part of these statements.

                       LOCH ENERGY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                         Six Months Ended June 30, 1999



Cash flows from operating activities
Net loss                                                    $       (88,241)
Reconciliation of net loss to net cash
  used for operating activities
Depreciation, depletion and amortization                             19,881
Minority interest earnings                                          (26,930)
Loss on sale of property and equipment                                9,155
Decrease in accounts receivable                                      43,310
Increase in other current assets                                     (4,163)
Decrease in accounts payable                                         (7,896)
                                                             ---------------

Net cash used for operating activities                              (54,884)

Cash flows from investing activities
Purchase of property and equipment                                   (1,496)
Proceeds from sale of property and equipment                          7,000
Proceeds from sale of oil and gas properties                         30,000
                                                             --------------

Net cash provided by investing activities                            35,504

Cash flows from financing activities
Repayment of debt                                                   (10,153)
Proceeds from borrowings                                              5,000
Proceeds from sale of stock                                             306
                                                             --------------

Net cash used for financing activities                               (4,847)
                                                             --------------

Decrease in cash                                                    (24,227)

Cash at beginning of period                                          34,083

Cash at end of period                                       $         9,856
                                                             ==============

The accompanying  notes are an integral part of these statements.

                       LOCH ENERGY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 1999


NOTE A - BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information in accordance with Regulation S-B, Item 310. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The information furnished reflects, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of the interim periods presented. Operating results for the interim period presented are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. The accompanying unaudited consolidated condensed financial statements and related notes should be read in conjunction with the audited consolidated financial statements of Loch Exploration, Inc. and the Form 10-K of Design Automation Systems, Inc. and notes thereto, for its fiscal year ended December 31, 1998.

                    LOCH EXPLORATION, INC. AND SUBSIDIARIES
                   Index to Financial Statements and Schedules


                                                                     Page
                                                                     ----
Independent Auditors' Report                                          F-1

Consolidated Balance Sheets - December 31, 1998 and 1997              F-2 - F-3

Consolidated Statements of Operations for the years ended
  December 31, 1998, 1997 and 1996                                    F-4

Consolidated Statements of Changes in Shareholders' Equity
  for the years ended December 31, 1998, 1997 and 1996                F-5

Consolidated Statements of Cash Flows for the years ended
  December 31, 1998, 1997 and 1996                                    F-6

Notes to Financial Statements                                         F-7



All schedules have been omitted because they are not applicable, not required, or the information has been supplied in the financial statements or notes thereto.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Loch Exploration, Inc.

We have audited the accompanying consolidated balance sheets of Loch Exploration, Inc. and subsidiaries (a Texas Corporation) as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Loch Exploration, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years ended December 31, 1998, 1997 and 1996, in conformity with generally accepted accounting principles.

As discussed in Note H to the financial statements, in January 1999, the Company acquired all of the stock of an unrelated entity in a "reverse merger" with the intent to spin off the Company's subsidiary that holds all of the Company's operating assets and liabilities.



/FARMER, FUQUA, HUNT & MUNSELLE, P.C./
Dallas, Texas
March 31, 1999

                     LOCH EXPLORATION, INC. AND SUBSIDIARIES
                                 BALANCE SHEETS
                                  December 31,


                                     ASSETS


                                                         1998          1997
                                                     -----------    ----------

CURRENT ASSETS
  Cash and cash equivalents                          $    34,832   $     80,457
  Trade accounts receivable                               83,941         12,067
  Accounts receivable, related parties                    25,718         33,449
  Other accounts receivable                                   -          45,000
  Other current assets                                       620            501
                                                      -----------    ----------

     Total current assets                                145,111        171,474

PROPERTY AND EQUIPMENT - AT COST
  Oil and gas properties (full cost method)              425,166        125,777
  Equipment                                              136,894         78,891
                                                       -----------   ----------
                                                         562,060        204,668
   Less accumulated depreciation, depletion and
     amortization                                        (88,854)       (84,306)
                                                        ----------   -----------
                                                         473,206        120,362
                                                        ----------   -----------

                                                       $ 618,317     $  291,836
                                                        ==========   ===========



  The  accompanying  notes are an integral  part of these statements.

                     LOCH EXPLORATION, INC. AND SUBSIDIARIES
                           BALANCE SHEETS - Continued
                                  December 31,


                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                      1998             1997
                                                  ------------      ----------
CURRENT LIABILITIES
  Current portion of long-term debt               $    185,153      $   22,172
  Accounts payable and accrued liabilities              77,314          11,322
  Accounts payable, related parties                     22,677          19,912
                                                    --------------   ----------
   Total current liabilities                           285,144          53,406

LONG-TERM DEBT, less current portion                        -           10,153

MINORITY INTEREST                                      201,145               -

SHAREHOLDERS' EQUITY
   Common stock, $.01 par value; 50,000,000
   shares  authorized;  1,295,286 and
   1,295,286 shares issued and outstanding
   at December 31,1998 and 1997,
   respectively                                         12,896           12,896
   Additional paid-in capital                          326,538          326,538
   Accumulated deficit                                (207,406)        (111,157)
                                                       --------       ---------
                                                       132,028          228,277
                                                       -------        ---------

                                                 $     618,317       $  291,836
                                                       ========       =========

The accompanying  notes are an integral part of these statements.

                     LOCH EXPLORATION, INC. AND SUBSIDIARIES
                            STATEMENTS OF OPERATIONS
                            Years Ended December 31,

                                        1998            1997             1996
                                   -------------   --------------   -----------
Revenues
   Oil and gas revenues            $   101,825     $    148,059     $   177,972
   Equipment rental                      8,743           16,584          32,465
   Revenue from lease
     operations                          2,985            9,665          10,216
   Interest income                          -                -            1,591
   Dividend income                       3,384            4,377           3,379
   Gain on sale of assets                9,870               -               -
   Other                                   546              157           6,000
                                   -------------    --------------   -----------
                                       127,353          178,842         231,623

Expenses
   Lease operations                     59,827           95,381         109,393
   Depreciation, depletion and
     amortization                       15,918           18,763          23,097
   General and administrative          133,554           99,615          95,830
   Interest expense                      3,753            6,656          10,796
   Loss on sale of oil and
     gas properties                         -            40,302             -
                                    -----------       -----------     ---------
                                       213,052          260,717         239,116
                                    ------------      -----------    ----------

Net loss before minority interest
     in earnings of consolidated
     subsidiaries                      (85,699)         (81,875)         (7,493)

Minority interest in earnings of
     consolidated subsidiaries         (10,550)              -                -
                                     ------------      -----------    ---------
Net loss                            $  (96,249)        $(81,875)       $ (7,493)
                                     ============      ===========    =========

Basic/diluted net loss per share
     of common stock                $    (.07)         $  (.06)        $  (.01)
                                       =========        =========       =======

Weighted average shares
     outstanding                      1,295,286         1,295,286     1,289,286
                                  ===============   =============  ============


      The accompanying notes are an integral part of these statements.

                     LOCH EXPLORATION, INC. AND SUBSIDIARIES
                     STATEMENTS OF CHANGES IN SHAREHOLDERS'
                   EQUITY Years Ended December 31, 1998, 1997, and 1996


                                                Additional
                                  Common Stock   Paid-in   Accumulated
                            Shares      Amount   Capital     Deficit     Total
                            ------      ------   -------     -------     -----
Balance, January 1, 1995    64,388,802  $ 64,388 $ 269,046 $(21,789)  $ 311,645

Effect of 1 for 50 reverse
 stock split and  change of
 par value from $.001/share
 to $.01/share             (63,099,516)  (51,498)   51,498       -          -

Net loss                           -          -         -    (7,493)     (7,493)
                           ------------ ---------  -------- ---------  ---------
Balance, December 31, 1996   1,289,286    12,890   320,544  (29,282)    304,152


Issuance of stock to acquire
 gas gathering system            6,000         6     5,994       -        6,000

Net loss                            -          -        -   (81,875)    (81,875)
                           ------------ --------- --------- ---------  ---------
Balance, December 31, 1997   1,295,286    12,896   326,538 (111,157)    228,277

Net loss                            -         -         -   (96,249)    (96,249)
                           ------------ --------- --------  ---------  --------
Balance, December 31, 1998   1,295,286  $ 12,896  $326,538 $(207,406) $ 132,028
                           ============ ========= ========  =========  =========


 The accompanying notes are an integral part of these statements.

                              LOCH EXPLORATION, INC
                            STATEMENTS OF CASH FLOWS
                            Years Ended December 31,

                                                1998        1997        1996
                                            ----------   -----------  ---------
Cash flows from operating activities
Net loss                                      $(96,249)   $ (81,875)  $ (7,493)
Reconciliation of net loss to net cash
  provided by (used for) operating activities
Depreciation, depletion and amortization        15,918        18,763     23,097
Amortization of discount on debentures             949           949        948
Minority interest earnings                      10,550            -          -
Gain on sale of property and equipment          (9,870)           -          -
 (Gain) loss on sale of oil and gas properties      -         40,302         -
(Increase) decrease in accounts receivable      (4,243)       11,887    (15,304)
Increase in other current assets                  (119)         (501)        -
Increase (decrease) in accounts payable         23,494         2,701      6,709
                                            ------------   ----------- ---------
Net cash provided by (used for)
  operating activities                         (59,570)       (7,774)     7,957

Cash flows from investing activities
Purchase of oil and gas properties             (75,000)       (5,305)        -
Purchase of property and equipment              (1,169)         (500)        -
Proceeds from sale of property and equipment    18,500            -          -
Proceeds from sale of oil and gas properties     3,215         5,000      4,705
                                            ------------    ----------  --------
Net cash provided by (used for)
investing activities                           (54,454)         (805)     4,705

Cash flows from financing activities
Repayment of debt                              (22,172)      (30,685)   (32,226)
Cash from acquisition of subsidiary              5,571            -          -
Payments for minority interest                  85,000            -          -
                                             -----------     --------- ---------
Net cash provided by (used for)
financing activities                            68,399       (30,685)   (32,226)
                                             -----------     --------- --------

Decrease in cash                               (45,625)      (39,264)   (19,564)

Cash at beginning of period                     80,457       119,721    139,285
                                             -----------    ---------- ---------
Cash at end of period                        $  34,832      $ 80,457   $119,721
                                             ===========    ========== =========


 The accompanying notes are an integral part of these statements.

                              LOCH EXPLORATION, INC
                          NOTES TO FINANCIAL STATEMENTS
                        December 31, 1998, 1997 and 1996


NOTE A - ORGANIZATION AND NATURE OF OPERATIONS

         Organization

         Loch Exploration, Inc. (the Company) was originally organized under the laws of the State of Texas, on June 5, 1979.

         The Company filed for Chapter 11 bankruptcy in April 1989, and was reorganized in connection with its Plan of Reorganization (the
         Plan), effective November 17, 1989. In connection with the Plan, and after giving effect to the stock split discussed in Note F, approximately 70,000 shares of the Company's common stock are expected to be issued to the Company's former shareholders, to be exchanged as follows: one-fiftieth of one share of the Company's $.01 par value common stock for each eight shares of the Company's pre-reorganization common stock. As of December 31, 1998, 1997 and 1996, 67,823, 67,823, and 67,823 shares, respectively, have been issued to former shareholders in connection with the Plan.

         Nature of Operations

         The Company is engaged in the exploration for and development of oil and gas reserves, primarily in the Midwestern and Southwestern United States. To a lesser extent, the Company also acquires and sells oil and gas properties.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              Oil and Gas Properties

              The Company follows the full cost method of accounting for its oil and gas exploration and development activities. Under this method, the Company capitalizes leasehold acquisition, exploration (including unsuccessful exploration) and development costs into one cost center. If unamortized costs within the cost center exceed the cost center ceiling, as defined, the excess will be charged to expense during the year in which the excess occurs.

              Depreciation and amortization for each cost center are computed on a composite unit-of-production method, based on estimated provided reserves attributable to the respective cost center. All costs associated with oil and gas properties are currently included in the base for computation and amortization. Such costs include all acquisition, exploration and development costs. All of the Company's oil and gas properties are located within the continental United States.

              Gains and losses on sales of oil and gas properties representing less than 25% of the reserve quantities for a given cost center are treated as adjustments of capitalized costs. Gains and losses on sales of oil and gas properties representing 25% or more of the reserve quantities for a given cost center are recognized as part of operations.

                              LOCH EXPLORATION, INC
                    NOTES TO FINANCIAL STATEMENTS - Continued
                        December 31, 1998, 1997 and 1996


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -Continued

         Oil and Gas Properties - Continued

         Gains or losses on sales of property and equipment, other than oil and gas properties, are recognized as part of operations. Expenditures for renewals and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred.

         Costs of oil and gas properties, including leases, are periodically evaluated by management, and losses are recognized if a property becomes impaired or the net value of the capitalized cost center exceeds the present value of discounted future net cash flows.

         Property and Equipment

         Depreciation is provided in amounts sufficient to relate to the cost of depreciable assets to operations over their estimated service lives (5 to 15 years). The straight-line method of depreciation is used for financial reporting purposes, while accelerated methods are used for tax purposes.

         Statements of Cash Flows

         Cash and cash equivalents includes cash on hand, demand deposits, and short-term investments with original maturities of three months or less.

         Income Taxes

         The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities, using enacted tax rates in effect in the years in which the differences are expected to reverse.

                              LOCH EXPLORATION, INC
                    NOTES TO FINANCIAL STATEMENTS - Continued
                        December 31, 1998, 1997 and 1996


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -Continued


Principles of Consolidation

         The consolidated financial statements include the accounts of Loch Exploration, Inc. and its controlled subsidiaries, Loch Energy, Inc. ("LEI"),(53% owned), Kantex, LLC (50% owned by LEI) and Cherokee Methane Corporation (100% owned by Kantex). All significant intercompany accounts and transactions have been eliminated in consolidation. The minority interest amount of $201,145 represents the outside minority ownership of LEI.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                       1998           1997
                                                  -------------   -----------
              Trade accounts payable              $    75,690     $   10,346
              Accrued sales and payroll taxes           1,624            959
              Accrued interest                             -              17
                                                   ------------   -----------
                                                    $  77,314     $   11,322
                                                   ============   ============


NOTE D - ACQUISITIONS

         In December 1998, the Company acquired 1,295,286 shares (approximately 73%) of LEI, a related entity of which a director of the Company was the sole shareholder with 500,000 shares purchased at a par value of $.001 per share. LEI received approximately $126,000 of net assets in the transaction, which was accounted for as a purchase. The Company has agreed to distribute the shares of LEI to the Company shareholders of record as of December 2, 1998.



         In November 1998, LEI formed a Texas Limited Liability Company, Kantex, LLC ("Kantex"), in which it owns a controlling 50% membership interest. LEI's initial contribution was 535,000 shares of LEI stock and approximately $10,000. The other member initially contributed $85,000 cash and a $15,050 payable. Kantex acquired certain oil and gas properties for 465,000 shares of the LEI stock, $45,000 cash and a note payable of $175,000. Kantex also acquired Cherokee Methane Corporation ("CMC"), a gas transport company located in Independence, Kansas for approximately $30,000 and 70,000 shares of LEI stock.

                              LOCH EXPLORATION, INC
                    NOTES TO FINANCIAL STATEMENTS - Continued
                        December 31, 1998, 1997 and 1996

NOTE D - ACQUISITIONS - Continued


         The acquisition has been accounted for using the purchase method of accounting. Accordingly, CMC's results of operations are included in the consolidated financial statements since the date of the acquisition.

NOTE E - LONG-TERM DEBT

                                                        1998             1997
                                                   -------------   ------------
        Note payable bearing no interest,
        payable in monthly installments
        of 25% of the net proceeds of
        production  from new wells completed
        by the Company                              $    175,000            -

        12% debentures, interest only
        payable in monthly  installments
        through May 1, 1997,  principal
        and interest payable in 36 monthly
        installments,  beginning April 1,
        1997,  collateralized by a first
        mortgage  on the  Company's  interests
        in certain oil and gas properties,
        net of  unamortized  discount  of $325
        and  $1,273 at December 31, 1998 and
        1997, respectively                                10,153        32,325
                                                       ----------     ---------
                                                         185,153        32,325
        Less current portion                             185,153        22,172
                                                       ----------     ---------
                                                       $     -        $ 10,153
                                                       ==========     =========

        The debentures are convertible into shares of the Company's common stock, in multiples of $1,000, at the holder's option, at the rate of $.025 per share from June 1, 1993 to May 31, 1994, $.035 per share from June 1, 1994 to May 31, 1995, $.05 per share from June 1, 1995 to May 31, 1996, and, thereafter, at the greater of $2.50 per share after giving effect to the 1-for-50 reverse stock split discussed in Note F, or the average of the bid/asked price of the Company's common stock during the prior 20 day trading period.

                              LOCH EXPLORATION, INC
                    NOTES TO FINANCIAL STATEMENTS - Continued
                        December 31, 1998, 1997 and 1996


NOTE E - LONG-TERM DEBT - Continued

          Future maturities of long-term debt are as follows:

                       Year ended
                      December 31,                  Amount
                      ------------              -------------
                          1999                  $    185,153
                          2000                            -
                          2001                            -
                          2002                            -
                          2003                            -
                      Thereafter                          -
                                                 -------------
                                                 $   185,153

NOTE F - SHAREHOLDERS' EQUITY

         In February, 1997, the Board of Directors declared a 1-for-50 reverse stock split in the Company's common stock, effective February 28, 1997. The Company also changed the par value from $.001 per share to $.01 per share and reduced the authorized shares from 150,000,000 to 50,000,000. All share and per share data, as appropriate, reflect this split. The effect of the split has been presented retroactively within stockholders' equity at December 31, 1996 by transferring the excess stated capital to the additional paid-in capital account.

NOTE G - INCOME TAXES

         There was no income tax expense recorded in 1998, 1997 or 1996, due to the availability of net operating losses and due to the availability of a nonconventional source fuel credit, which eliminated any federal income taxes. This credit is available to the extent of the current year tax liability, and is not available for carryover to future years.

         Deferred taxes have not been provided because there are no significant temporary differences between book and taxable income.

NOTE H - SUBSEQUENT EVENTS (UNAUDITED)

         In January 1999, in conjunction with a "reverse merger", the Company acquired all of the issued and outstanding capital stock of Design Automation Systems Incorporated ("DASI") in exchange for 16,560,000 shares, approximately 93%, of Company stock, valued at approximately $4,300,000. The amount of the consideration was negotiated through an arm's-length transaction. The transaction was accounted for as a purchase.

                              LOCH EXPLORATION, INC
                    NOTES TO FINANCIAL STATEMENTS - Continued
                        December 31, 1998, 1997 and 1996


NOTE H - SUBSEQUENT EVENTS (UNAUDITED) - Continued

         The Company changed its name to Design Automation Systems Incorporated and will operate in the computer systems integration industry. DASI is in the system integration and custom programming business and is a premier dealer of Sun, Hewlett Packard, IBM and Digital products and Internet security solutions. The Company will be headquartered in Houston, Texas. As discussed in Note A, the Company intends to distribute its shares of LEI to the Company's shareholders, which will allow LEI and its subsidiaries described in Note E to operate separately from the Company in the oil and gas exploration industry.


         The Company was the legal acquirer; however, DASI was the acquirer for accounting purposes. Prior to the merger, the Company had approved a spin-off of the Company's subsidiary that holds all of the Company's operating assets and liabilities to the stockholders of record prior to the merger. As a result of the plan to spin off the operations to its stockholders and due to the fact that going forward the balance sheet will effectively be that of DASI, the historical operations of the Company are not included in the following unaudited pro forma balance sheet, which only includes the historical financial statements of DASI.



                                                                    (Unaudited)
                                                                        1998
          Assets
            Current assets
              Cash and cash equivalents                          $     850,925
              Trade accounts receivable                              4,020,385
              Other assets                                             144,579
                                                                     ----------
                     Total current assets                            5,015,889
              Property and equipment, net                               71,480
                                                                     ----------
          Total assets                                            $  5,087,369
                                                                    ===========

         Liabilities
           Current liabilities
             Notes payable                                        $  1,031,483
             Accounts payable                                        3,649,398
             Accounts payable, related party                            50,419
             Accrued expenses and other liabilities                    386,488
                                                                    ----------
                     Total current liabilities                       5,117,788
        Total liabilities                                            5,117,788
        Shareholders' Equity
             Common stock                                               54,392
             Accumulated deficit                                       (84,811)
                                                                      ---------
               Total shareholders' deficit                             (30,419)
                                                                      ----------
        Total liabilities and shareholders equity                  $  5,087,369
                                                                    ============


                              LOCH EXPLORATION, INC
                    NOTES TO FINANCIAL STATEMENTS - Continued
                        December 31, 1998, 1997 and 1996


NOTE H - SUBSEQUENT EVENTS (UNAUDITED) - Continued

              In March 1999, the Company acquired all of the issued and outstanding stock of COAD Solutions, Inc., an information technology consulting firm, in an arms length transaction between the Company and the two stockholders of COAD. The consideration for the acquisition was: (1) 600,000 shares of Company common stock, (2) $200,000 cash, payable $100,000 at closing, and $100,000 payable in quarterly installments of $25,000 beginning 90 days from the closing date, and (3) for a period of 24 months each COAD stockholder will receive a 20% royalty on gross sales revenues of SQLACE products. The two stockholders of COAD entered into employment agreements, which terminate in December 2001 and include a non-compete provision for the term of the agreement and one year thereafter. However, the Company can provide no assurance the non-compete will be enforceable. This transaction has been accounted for as a purchase.


NOTE I - RELATED PARTY TRANSACTIONS

              In June 1993, the Company entered into an agreement with a wholly-owned subsidiary of Spindletop Oil & Gas Co. (Spindletop), a related party, whereby the parties agreed to combine their talents and resources to evaluate and acquire producing and non-producing oil and gas properties at various auctions. Any properties acquired under the terms of this agreement are to be acquired by initial assignment to Spindletop. Spindletop has agreed to provide the Company with a recordable assignment of its interest, such interest to be determined by the proportionate share of monies expended for the acquisition of said properties. All costs are borne by the Company and Spindletop in the same proportions as their respective ownership interests. Spindletop serves as administrator for the properties acquired in connection with this agreement, and is entitled to an overhead reimbursement for properties for which it serves as operator. This agreement had an initial term of six months, and continues month-to-month, thereafter, until canceled by either party. No properties were acquired in connection with this agreement during 1998, 1997 or 1996.

              The Company leases its compressors to Spindletop. During the years ended December 1998, 1997 and 1996, Spindletop paid the Company approximately $9,000, $17,000, and $32,000, respectively, under the lease agreements for the compressors.

              The Company operates an inactive oil and gas partnership drilling program, Loch Exploration, Inc. 1980A, for which it has made commitments, paid expenses and collected an operating fee.

NOTE J - CASH FLOW INFORMATION

              The Company paid approximately $4,000, $7,000 and $11,000 for interest in 1998, 1997 and 1996, respectively. Excluded from the Statements of Cash Flows were the effects of certain non-cash investing and financing activities, as follows:

                             LOCH EXPLORATION, INC
                    NOTES TO FINANCIAL STATEMENTS - Continued
                        December 31, 1998, 1997 and 1996


NOTE J - CASH FLOW INFORMATION - Continued

                                                    1998        1997      1996
                                                 ---------  --------- ---------
        Acquisition of gas gathering system in
          exchange for stock                     $     -     $  6,000  $     -
        Sale of oil and gas properties for
          an account receivable                        -       45,000        -
        Acquisition of oil and gas properties
          in exchange for note payable and stock   302,904         -         -
        Acquisition of fixed assets in
          exchange for note payable and stock       10,356         -         -
        Acquisition of subsidiary in exchange
          for note payable and stock                41,781         -         -
        Sale of minority interest in
          subsidiary for receivable                 15,000         -         -


NOTE K - EARNINGS PER SHARE

         Earnings (loss) per share (EPS) are calculated in accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share (SFAS 128), which was adopted in 1997 for all years presented. Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS does not apply to the Company due to the absence of dilutive potential common shares. The adoption of SFAS 128 had no effect on previously reported EPS.

NOTE L - CONCENTRATIONS OF CREDIT RISK

         Trade accounts receivable as of December 31, 1998 and 1997 are primarily from oil and gas operators, including Spindletop, related to the Company's interests in oil and gas wells, and its compressor leases.

NOTE M - COMMITMENTS AND CONTINGENCIES

         The Company leases its office facilities on a month to month basis. Total rent expense incurred was approximately $6,100, $7,800 and $7,400 in 1998, 1997 and 1996, respectively.

         The Company's oil and gas exploration and production activities are subject to Federal, State and environmental quality and pollution control laws and regulations. Such regulations restrict emission and discharge of wastes from wells, may require permits for the drilling of wells, prescribe the spacing of wells and rate of production, and require prevention and clean-up of pollution.

                              LOCH EXPLORATION, INC
                    NOTES TO FINANCIAL STATEMENTS - Continued
                        December 31, 1998, 1997 and 1996


NOTE M - COMMITMENTS AND CONTINGENCIES - Continued

         Although the Company has not in the past incurred substantial costs in complying with such laws and regulations, future environmental restrictions or requirements may materially increase the Company's capital expenditures, reduce earnings, and delay or prohibit certain activities.

NOTE N - FINANCIAL INSTRUMENTS

         The estimated fair values of the Company's financial instruments at December 31, 1998 and 1997 follow:

                                                1998                 1997
                                         Carrying     Fair   Carrying     Fair
                                          Amount     value    amount      Value
                                       ----------   -------- --------  ---------
         Cash and cash equivalents     $   34,832   $ 34,832 $ 80,457  $ 80,457
         Trade accounts receivable         83,941     83,941   12,067    12,067
         Accounts receivable, related
          parties                          25,718     25,718   33,449    33,449
         Other accounts receivable             -          -    45,000    45,000
         Notes payable                    185,153    185,153   32,325    32,325

         The fair value amounts for each of the financial instruments listed approximate carrying amounts due to the short maturities of these instruments.

NOTE O - COMPREHENSIVE INCOME

         Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, (SFAS 130), requires that total comprehensive income be reported in the financial statements. For the years ended December 31, 1998, December 31, 1997, and December 31, 1996, the Company's comprehensive income (loss) was equal to its net income (loss) and the Company does not have income meeting the definition of other comprehensive income.

NOTE P - SEGMENT INFORMATION

         The Company is in one business segment, the oil and gas exploration business, and follows the requirements of FAS 131, "Disclosures about Segments of an Enterprise and Related Information."

                              LOCH EXPLORATION, INC
                    NOTES TO FINANCIAL STATEMENTS - Continued
                        December 31, 1998, 1997 and 1996


NOTE Q - ADDITIONAL OPERATIONAL AND BALANCE SHEET INFORMATION

         Certain information about the Company's operations for the years ended December 31, 1998, 1997 and 1996 follows.

                                                     Year Ended December 31,
                                                 1998        1997        1996
                                            -----------  ---------   ----------
         Capitalized costs relating to
          oil and gas producing activities:
           Unproved properties              $      -     $    -      $    -
           Proved properties                   425,166     125,777     245,862
                                            ----------   ----------- -----------
           Total capitalized costs             425,166     125,777      245,862
           Accumulated amortization            (54,617)    (45,911)     (68,799)
                                            -----------  -----------  ----------
                                            $  370,549   $  79,866   $  177,063
                                            ===========  ===========  ==========

        Costs incurred in oil and gas
         property acquisition, exploration
         and development:

          Acquisition of properties         $  302,904   $   5,305   $       -
          Exploration costs                         -           -            -
          Development costs                         -           -            -
                                            -----------   ----------- ---------
                                            $  302,904   $   5,305   $       -
                                            ===========   =========== ==========


          Results of operations from
           producing activities:
                                                    Year Ended December 31,
                                               1998         1997          1996
                                            -----------  ---------   ----------
          Sales of oil and gas              $  101,825   $  148,059  $  177,972

          Production costs                      59,827       88,951     104,109
          Amortization of oil and gas
           properties                            8,707       12,199      16,533
                                            -----------    ---------   ---------
                                                68,534      101,150     120,642
                                            -----------    ----------- --------
                                            $  33,291    $   46,909   $  57,330
                                            ===========    ==========  ========

          Sales price per equivalent Mcf     $   2.14   $       2.56   $   2.79
                                             ==========     =========  ========
          Production cost per equivalent Mcf $   1.26   $       1.54   $   1.63
                                             ==========     =========  ========
          Amortization per equivalent Mcf    $    .18   $        .21   $    .26
                                             ===========    =========  =========

                              LOCH EXPLORATION, INC
                    NOTES TO FINANCIAL STATEMENTS - Continued
                        December 31, 1998, 1997 and 1996

     NOTE Q - ADDITIONAL OPERATIONAL AND BALANCE SHEET INFORMATION -  Continued


               In December, 1997, the Company sold, for $50,000, its interest in certain natural gas producing properties. The full cost method of accounting requires that sales of oil and gas properties shall be accounted for as adjustments of capitalized costs, unless such adjustments would significantly alter the relationship between capitalized costs and proven reserves attributable to a cost center. Due to the significance of the effect of this sale on the relationship between capitalized costs and proven reserves, a loss was recognized on the sale in the 1997 statement of operations.

NOTE R - SUPPLEMENTARY INCOME STATEMENT INFORMATION

                                               Charged Directly to Expense
                                              1998      1997          1996
                                           ---------- ---------    ----------
         Maintenance and Repairs           $  571     $    301     $    1,089

         Production taxes                   6,619        9,624         11,568

         Taxes, other than payroll
          and income taxes                    605          526            345

NOTE S - SUPPLEMENTAL RESERVE INFORMATION (UNAUDITED)

         The Company's net proved oil and gas reserves as of December 31, 1998, 1997 and 1996 have been estimated by Company personnel in accordance with guidelines established by the Securities and Exchange Commission. Accordingly, the following reserve estimates were based on existing economic and operating conditions. Oil and gas prices in effect at December 31 of each year were used. Operating costs, production and ad valorem taxes and future development costs were based on current costs with no escalation.

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact. Moreover, the present values should not be construed as the current market value of the Company's oil and gas reserves or the costs that would be incurred to obtain equivalent reserves.

                              LOCH EXPLORATION, INC
                    NOTES TO FINANCIAL STATEMENTS - Continued
                        December 31, 1998, 1997 and 1996


NOTE S - SUPPLEMENTAL RESERVE INFORMATION (UNAUDITED) - Continued

         Changes in Estimated Quantities of Proved Oil and Gas Reserves


                                                       Oil              Gas
                                                       Blbs             Mcf
                                                     -------        -----------
         Proved reserves:
         Balance, December 31, 1995                   33,540            586,469
         Revisions of previous estimates                 999            (48,512)
         Production                                   (3,791)           (41,021)
                                                    ----------      -----------
         Balance, December 31, 1996                   30,748            496,936
         Sale of reserves in place                        -            (412,334)
         Production                                   (3,468)           (37,000)
         Revisions of previous estimates              11,788             96,465
                                                    ----------      ------------
         Balance, December 31, 1997                   39,068            144,067
         Purchase of oil and gas properties               -           1,926,205
         Production                                   (2,761)           (31,077)
         Revisions of previous estimates             (24,011)           125,969
                                                    ----------     -------------
         Balance, December 31, 1998                   12,296          2,165,164
                                                    ===========    =============
         Proved Developed Reserves:
         Balance, December 31, 1996                   30,748            496,936
         Balance, December 31, 1997                   39,068            144,067
         Balance, December 31, 1998                   12,296          2,165,164

          Standardized Measure of Discounted Future Net Cash Flows and
             Changes Therein Relating to Proved Oil and Gas Reserves
                                   (Unaudited)

           The Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Gas Reserves ("Standardized Measures") does not purport to present the fair market value of a company's oil and gas properties. An estimate of such value should consider, among other factors, anticipated future prices of oil and gas, the probability of recoveries in excess of existing proved reserves, the value of probable reserves and acreage prospects, and perhaps different discount rates. It should be noted that estimates of reserve quantities, especially from new discoveries, are inherently imprecise and subject to substantial revision.

           Future net cash flows were computed using the contract price, which was not escalated. Future production includes operating costs and taxes. No deduction has been made for interest, general corporate overhead, depreciation or amortization. The annual discount of estimated future net cash flows is defined, for use herein, as future cash flows discounted at 10% per year, over the expected period of realization.

                          LOCH EXPLORATION, INC
                    NOTES TO FINANCIAL STATEMENTS - Continued
                        December 31, 1998, 1997 and 1996


NOTE S - SUPPLEMENTAL RESERVE INFORMATION (UNAUDITED) - Continued

                                                     December 31,
                                         ------------------------------------
                                             1998           1997         1996
                                         -----------    -----------   ----------
       Standardized Measures of
        Discounted Future
         Net Cash Flows:

       Future production revenue         $ 3,616,095   $ 1,045,705  $ 1,772,577
       Future production and
        development costs                 (1,305,147)    (470,917)     (875,088)
                                         -----------    -----------  -----------

       Future net cash flows before
        Federal income tax                 2,310,948      574,788       897,489
       Future Federal income tax            (577,737)    (143,697)     (224,372)
                                         ------------   -----------  ----------
       Future net cash flows               1,733,211      431,091       673,117
       Effect of discounting 10%
        per year                            (470,149)    (104,915)     (148,869)
                                         ------------   -----------   ---------

                                        $  1,263,062    $ 326,176     $ 524,248
                                         ============   ===========   ==========

       Change Relating to the Standardized Measures of Discounted Future Net Cash Flows:

                                                       December 31,
                                         --------------------------------------
                                           1998           1997           1996
                                         -----------   ------------    ---------
       Beginning balance                 $   326,176   $  524,248     $ 518,940
       Oil and gas sales, net of
         production costs                    (41,998)     (59,108)      (73,863)
       Net change in prices, net of
         production costs                    (45,306)      (8,013)       41,467
       Purchase of reserves in place       1,032,715           -             -
       Sales of reserves in place                 -      (266,873)           -
       Revisions of quantity estimates       (21,601)     233,293       (55,422)
       Accretion of discount                  32,618       52,425        51,894
       Net change in income taxes            269,985     (113,186)       (3,443)
       Other                                (289,527)     (36,610)       44,675
                                          ------------  -----------  -----------
                                       $   1,263,062    $ 326,176    $  524,248
                                          ============  ===========  ===========


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers

        Texas law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The amended and restated articles of incorporation of the company limit the liability of directors of the company (in their capacity as directors but not in their capacity as officers) to the company or its stockholders to the fullest extent permitted by Texas law. Specifically, directors of the company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director to the company or an act or omission which involves intentional misconduct or a knowing violation of law, (iii) for an act or omission for which the liability of a director is expressly provided by an applicable statute, or (iv) for any transaction from which the director received an improper personal benefit, whether the benefit resulted from an action taken within the scope of the director's office. Section
2.41 of the Texas Business Corporation Act relates to directors' liability for unlawful dividends and stock issuances.

        The inclusion of this provision in the amended and restated articles of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the company and its stockholders.

        The company's amended articles of incorporation provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act. The amended and restated articles of incorporation include related provisions meant to facilitate the indemnities' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and
(iii) the establishment of certain presumptions in favor of an indemnitee. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 25.  Other Expenses of Issuance and Distribution

        The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.


                  SEC Registration Fee........................$    100
                  Printing and Engraving Expenses.............$  1,000
                  Legal Fees and Expenses.....................$ 20,000
                  Accounting Fees and Expenses................$  3,000
                  Miscellaneous...............................$    600
                                                               ---------
                  TOTAL.......................................$ 24,700
                                                               =========

Item 26.  Recent Sales of Unregistered Securities

         In December 1998, the company issued 500,000 shares of common stock to an individual for nominal consideration in connection with services rendered in the company's formation. The company believes this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as an isolated transaction by an issuer not involving a public offering. The investor was an accredited investor as that term is defined in Regulation D.

         In December 1998, the company issued an aggregate of 500,000 shares of common stock to two entities in exchange for oil and gas properties. The company believes these transactions were exempt from registration pursuant to Section 4(2) of the Securities Act as isolated transactions by an issuer not involving a public offering. Prior to the acquisitions, these investors were consultants to the company and had access to the inner workings of the company, which would provide them the same kind of information as would be included in a registration statement. All of the investors had such knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in the company.

         In February 1999, the company issued an aggregate of 135,000 shares of common stock to three individuals in exchange for oil and gas properties. The company believes these transactions were exempt from registration pursuant to
Section 4(2) of the Securities Act as isolated transactions by an issuer not involving a public offering. Prior to the acquisitions, these investors were consultants to the company and had access to the inner workings of the company, which would provide them the same kind of information as would be included in a registration statement. All of the investors had such knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in the company.

         In June 1999, the company issued 15,000 shares of common stock to an individual in exchange for services rendered. The company believes this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act as an isolated transaction by an issuer not involving a public offering. The investor was a consultant to the company and had access to the inner workings of the company, which would provide him the same kind of information as would be included in a registration statement. The investor had such knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in the company.

Item 27.  Exhibits
                                INDEX TO EXHIBITS


Exhibit No. ..........................................Identification of Exhibit

2.3(1)      ..............Acquisition Agreement of Cherokee Methane Corporation
3.1(2)      ..........................................Articles of Incorporation
3.2(2)      .............................................By-Laws of the company
4.1(2)      ...................................Form of Specimen of common stock
5.1(2)      ......................................................Legal Opinion
23.1(2)     ....................Consent of Farmer, Fuqua, Hunt & Munselle, P.C.
23.2(3)     ...............................Consent of Brewer & Pritchard , P.C.
27.1(1)     ............................................Financial Data Schedule
-------------------
(1) Previously filed as an exhibit to Design Automation Systems, Inc. 10-K field with the commission on April 15, 1999 and incorporated by reference herein.
(2)  Filed herewith
(3)  Contained in Exhibit 5.1.

Item 28.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

              ii. Reflect in the  prospectus  any facts or events  arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              iii.Include any additional or changed material on the plan of distribution.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              ii. For  determining  any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned on the 17th day of September, 1999.



                                                         LOCH ENERGY, INC.




                                       By: //S//____________________________
                                                Glenn L. Loch, President and
                                                Chief Executive Officer


                        ---------------------------------




     This registration statement has been signed by the following persons in the capacities and on the dates indicated:



          Signature                      Title                      Date


    //S// Glenn L. Loch
        ----------------
          Glenn L. Loch       Chief Executive Officer,      September 17, 1999
                              Chairman and President



   //S// Michael E. Black
        ------------------
         Michael E. Black     Director, Chief Financial     September 17, 1999
                              Officer, Secretary and
                              Treasurer